UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2021

CTO Realty Growth, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida (Address of principal executive offices)	32114 (Zip Code)

Registrant’s telephone number, including area code: (386) 274-2202

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

.01

Title of each class:	Trading Symbols	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	CTO	NYSE
6.375% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	CTO PrA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 23, 2021, CTO Realty Growth, Inc. (the “Company” or “CTO”) completed the acquisition of a mixed-use center in the Dallas-Fort Worth, Texas Metropolitan Area ( “The Shops at Legacy”) from an affiliate of an investment management company (the “Shops at Legacy Seller”) for a purchase price of $72.5 million. There is no material relationship between the Company or any director or officer of the Company, or any associate of any director or officer of the Company, and the Shops at Legacy Seller, other than with respect to the Company’s acquisition of The Shops at Legacy. The acquisition was funded using (a) available cash, (b) 1031 like-kind exchange proceeds generated from certain of the Company’s previously completed property dispositions, (c) proceeds from the Company’s partial exercise of its accordion option on its existing term loan, and (d) proceeds from the Company’s revolving credit facility, and was structured as a reverse like-kind exchange in order to account for possible future dispositions of income properties by the Company.

On December 2, 2021, the Company completed the acquisition of a retail property in the Raleigh, North Carolina Metropolitan Area (“Beaver Creek Crossings”) from a partnership between (i) a real estate developer and owner and (ii) an institutional money manager (combined, the “Beaver Creek Seller”) for a purchase price of $70.5 million. There is no material relationship between the Company or any director or officer of the Company, or any associate of any director or officer of the Company, and the Beaver Creek Seller, other than with respect to the Company’s acquisition of Beaver Creek Crossings. The acquisition was funded using (a) available cash, (b) 1031 like-kind exchange proceeds generated from certain of the Company’s previously completed property dispositions, and (c) the Company’s revolving credit facility.

This Current Report on Form 8-K includes the historical audited financial statements of Beaver Creek Crossings and the pro forma consolidated financial information required by Items 9.01(a) and 9.01(b) of Form 8 K related to The Shops at Legacy and Beaver Creek Crossings, collectively referred to herein as the “Properties”. The historical audited financial statements of The Shops at Legacy were filed on June 25, 2021 as Exhibit 99.2 to the Company’s Current Report on Form 8-K pursuant to the requirements under Item 9.01(a) of Form 8-K.

The pro forma financial information included in this Current Report on Form 8 K has been presented for informational purposes only, as required by Form 8 K. It does not purport to represent the actual results of operations that the Company and the Properties would have achieved had the Company held the assets of the Properties during the periods presented in the pro forma financial information and is not intended to project the future results of operations that the Company may achieve after the acquisitions.

Item 7.01. Regulation FD Disclosure.

On December 2, 2021, the Company issued a press release announcing the completion of the acquisition of Beaver Creek Crossings. A copy of the press release is attached hereto as Exhibit 99.3.  The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.3, is being furnished and shall not be deemed “filed” for any purposes, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, unless it is specifically incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements that are required to be filed pursuant to this item are being filed herein on Form 8-K.

(b) Pro Forma Financial Information

The pro forma financial information that is required to be filed pursuant to this item is being filed herein on Form 8 K.

(d) Exhibits

99.1 Pro Forma Financial Information

●	Summary of Unaudited Pro Forma Consolidated Financial Statements
●	Unaudited Pro Forma Consolidated Balance Sheet of CTO Realty Growth, Inc. as of September 30, 2021
●	Unaudited Pro Forma Consolidated Statements of Operations of CTO Realty Growth, Inc. for the Nine Months Ended September 30, 2021 and the Year Ended December 31, 2020
●	Notes to Unaudited Pro Forma Consolidated Financial Statements

99.2 Audited Financial Statements

●	Report of Independent Certified Public Accountants
●	Historical Summary of Revenues and Direct Costs of Revenues of Beaver Creek Crossings for the nine months ended September 30, 2021 (Unaudited) and the year ended December 31, 2020 (Audited)
●	Notes to Historical Summary of Revenues and Direct Costs of Revenues

99.3 Press Release

●	Press Release dated December 2, 2021 regarding the Acquisition of Beaver Creek Crossings for $70.5 Million

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2021

CTO Realty Growth, Inc.

By: /s/Matthew M. Partridge

Matthew M. Partridge

Senior Vice President, Chief Financial Officer and Treasurer

(Principal Financial Officer)